UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2023
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	PARAP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

As previously disclosed by Paramount Global (the “Company”), beginning on November 25, 2019, four purported stockholders of Viacom Inc. (“Viacom”) filed separate putative class action lawsuits in the Court of Chancery of the State of Delaware in connection with the Agreement and Plan of Merger between Viacom and CBS Corporation dated as of August 13, 2019, as amended on October 16, 2019 (the “Merger Agreement”). On January 23, 2020, the Court consolidated the four lawsuits into In re Viacom Inc. Stockholders Litigation, C.A. No. 2019-0948-SG (Del. Ch.) (the “Litigation”). On February 6, 2020, the Court appointed California Public Employees’ Retirement System (“CalPERS”) as lead plaintiff for the Litigation. On February 28, 2020, CalPERS, together with Park Employees’ and Retirement Board Employees’ Annuity and Benefit Fund of Chicago and Louis M. Wilen, filed a First Amended Verified Class Action Complaint (the “Complaint”) against National Amusements, Inc., NAI Entertainment Holdings LLC, Shari E. Redstone, the members of the special transaction committee of the Viacom Board of Directors (comprised of Thomas J. May, Judith A. McHale, Ronald L. Nelson and Nicole Seligman) and our President and Chief Executive Officer and director, Robert M. Bakish. The Complaint alleges breaches of fiduciary duties to Viacom stockholders in connection with the negotiation and approval of the Merger Agreement and seeks unspecified damages, costs and expenses, as well as other relief. On May 22, 2020, the defendants filed motions to dismiss. On December 29, 2020, the Court dismissed the claims against Mr. Bakish, while allowing the claims against the remaining defendants to proceed.

On February 27, 2023, the parties to the Litigation agreed to settle the Litigation on the terms and conditions set forth in a binding term sheet (the “Term Sheet”), which will be incorporated into a long-form settlement agreement. The Term Sheet provides for, among other things, the final dismissal of the Litigation in exchange for a settlement payment in the amount of $122.5 million. The settlement of the Litigation is subject to the final approval of the Court of Chancery of the State of Delaware, and the vast majority of the settlement payment will be due no less than five business days before the final settlement hearing.

The Company is currently engaged in litigation regarding insurance coverage against certain of its insurance carriers in the Superior Court of the State of Delaware. The Company intends to pursue its claims vigorously. Pending recovery of any such insurance proceeds, the Company will advance funds for the settlement when they become due.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: March 3, 2023